SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                            (AMENDMENT NO. ________)

Filed  by  the  Registrant               /X/
Filed  by  a  party  other  than  the  Registrant     /   /

Check  the  appropriate  box:

/ /     Preliminary  Proxy  Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /     Definitive  Proxy  Statement
/X/     Definitive  Additional  Materials
/ /     Soliciting  Material  Pursuant  to  Rule  14a-12


                            MERCER INTERNATIONAL INC.
                (Name of Registrant as Specified in its Charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

/X/     No  fee  required.

/ /     Fee  computed  on  table  below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

        (1)  Title  of  each  class  of securities to which transaction applies:

        (2)  Aggregate  number  of  securities  to  which  transaction  applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed  maximum  aggregate  value  of  transaction:

        (5)  Total  fee  paid:

/ /     Fee  paid  previously  with  preliminary  materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount  Previously  Paid:

        (2)  Form,  Schedule  or  Registration  Statement  No.:

        (3)  Filing  Party:

        (4)  Date  Filed:


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                                      FOR:  MERCER  INTERNATIONAL  INC.

                             APPROVED  BY:  Jimmy  S.H  Lee
                                            Chairman, Chief Executive Officer &
                                            President
                                            (41)  43  344-7070
FOR  IMMEDIATE  RELEASE

                                            Financial  Dynamics
                                            Investors:  Eric  Boyriven
                                            Media:  Jeffrey  Zack
                                            (212)  850-5600

               MERCER AND SIGNIFICANT SHAREHOLDERS MUTUALLY AGREE
                          ON TWO NOMINEES TO THE BOARD

     NEW YORK, New York, August 6, 2003 - Mercer International Inc. ("Mercer" or the "Company") (Nasdaq: MERCS, TSX: MRI.U, Nasdaq-Europe: MERC GR) today announced that the Company and four significant shareholders have mutually agreed upon a consensual slate of two nominees to be elected as trustees at the Company's upcoming shareholders' meeting on August 22, 2003. As a result, Greenlight Capital Inc. ("Greenlight") has withdrawn its proposed nominations for trustees and terminated its proxy solicitation.

     Mercer will nominate for election as a trustee Guy W. Adams, one of the nominees originally proposed by Greenlight. Pursuant to the agreement, Mr. Adams will now be compensated in his role and capacity as a trustee by the Company and not by Greenlight. The other nominee will be proposed by three other significant shareholders and serve as a lead trustee on the Company's board.

     Mercer's management, trustees and significant shareholders are expected to support the election of the two nominees. Mercer will reimburse Greenlight for certain reasonable third-party costs incurred in connection with its proxy solicitation.

     Jimmy S.H. Lee, the Chief Executive Officer and President of Mercer, stated: "We are pleased to resolve this matter on a consensual basis that is supported by our management, trustees and significant shareholders. This will permit the Company to refocus on creating value for shareholders through our strategy of becoming a leading global market pulp producer."

     He added: "To this end, we will focus on the completion and start up of our new Stendal pulp mill and revive our plan to refinance two bridge loans which had initially been put on hold as a result of the resignation of our prior CFO."

     The Company will file supplemental proxy materials to nominate the two new candidates for election as trustees at the upcoming shareholders' meeting. The proxy materials will be mailed to shareholders of record as of July 23, 2003.

ABOUT  MERCER  INTERNATIONAL  INC.

     Mercer International Inc. is a European pulp and paper manufacturing company.

     The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause Mercer's actual results in future periods to differ materially from forecasted results. For a list and description of such risks and uncertainties, see Mercer's reports filed with the Securities and Exchange Commission.

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